dUn" brands, Offer of Employment February 28, 2012 (revised March, 5, 2012) Ms. Ginger Gregory 234 Causeway Street, Unit 909 Boston, MA 02114 Dear Ginger, On behalf of Dunkin' Brands, Inc. ("Dunkin' Brands" or the "Company"), I am very pleased to offer you the position of Senior Vice President, Chief Human Resources Officer, reporting to Nigel Travis, Chief Executive Officer, Dunkin' Brands Group, Inc. The additional terms of this offer are set forth below. This offer of employment is contingent upon the satisfactory completion of: • a background screening, • reference checks regarding your past employment, • satisfactory completion of all legal documents, including execution of a non-competition, non- solicitation and confidentiality agreement, and • disclosure and documented release from all existing non-competition agreements (Dunkin' Brands reserves the right to verify the status of any such agreements and releases). Start Date Your anticipated start date is March 26, 2012. Cash Compensation Base Salary You will be paid $14,230.77 on a bi-weekly basis, less applicable payroll deductions and withholdings, in accordance with Dunkin' Brands' standard payroll practices for salaried employees. This equates to $370,000.00 on an annualized basis. Your base salary will be reviewed annually at the beginning of each calendar year based on market competitiveness and performance and may be adjusted at that time. You will be eligible to be considered for an increase in 2013. Short-Term Incentive Beginning on your start date, you will be eligible to participate in the FT-2012 Dunkin' Brands' Short-Term Incentive Plan (STI). Your annual incentive is targeted at 50% of your base salary earnings. The actual percentage of your Award is discretionary and will be based on the terms of the STI Plan as they exist at any given time, which generally take into account Company performance and your individual job performance, including your ability to meet established goals and objectives. Your participation letter, as well as the Plan Document which governs the terms of the Plan, will be provided to you under separate cover. L40011DUNKIN' WA DONUTS 13Ptcat's 130 Royall Street Canton, MA 02021 p 781-737-3000 f 781-737-4000

Long-Term Incentive Subject to approval by the Board of Directors of Dunkin' Brands Group, Inc. ("Dunkin"), you will be granted an option to purchase 110,000 shares of Dunkin' common stock. It is anticipated that this grant will occur commensurate with your start date. The stock option award shall be subject to the terms of the applicable Dunkin' incentive compensation plan, the award agreements evidencing such grant of stock options and all other agreements referenced in such plan and award agreements. More details regarding this grant of stock options will be provided upon confirmation of the grant by the Board of Directors. Other Compensation Equity Replacement In recognition of the fact that you are forfeiting unvested equity incentives with your current employer, you will receive a one-time grant of 8,500 restricted stock units as part of your employment offer. These restricted stock units will vest in equal installments over three years. As an additional component of the equity replacement offer, you will also be granted an additional option to purchase 20,000 shares of Dunkin' common stock. The restricted stock units and stock option awards shall be subject to the terms of the Dunkin' Brands Group Inc. 2011 Omnibus Long-Term Incentive Plan, the award agreements evidencing such grant of restricted stock units and stock options and all other agreements referenced in such plan and award agreements. It is anticipated that both grants will be made commensurate you're your start date. More details regarding this grant of stock options will be provided upon confirmation of the grant by the Board of Directors. Benefits Dunkin' Brands offers a competitive benefits program. As an employee of the Company, you will receive the benefits provided to our employees consistent with the terms of each particular benefit plan. All cost- sharing for employee benefits is paid through biweekly payroll deduction. The Dunkin' Brands Benefits Guide, which provides details on our current benefits programs, is included in this package. The Company reserves the right to modify these benefits at any time, as it deems necessary. Insurance Upon election, medical, dental and/or vision coverage will be effective on the first of the month following your start date. You will be also be offered disability coverage and various life insurance programs in accordance with their terms. Retirement Dunkin' Brands offers the opportunity to participate in a retirement savings plan after three months of service. An overview of the 401(k) plan is included in the enclosed Benefits Guide. Deferred Compensation You will be eligible to participate in the Dunkin' Brands, Inc. Non-Qualified Deferred Compensation Plan in accordance with its terms. The plan provides an opportunity for pre-tax savings to assist you in accumulating assets for planned events during your working life and retirement. Details are attached. Paid Time Of Beginning on your start date, you will accrue four weeks of vacation per year. Dunkin' Brands also offers paid time off for holidays, personal, sick and volunteer time, according to the applicable Company policy.

Severance In the event of your separation from service by Dunkin' Brands as a result of a termination by the Company other than for "cause", you will be eligible for severance equal to 12 months of your then- current base compensation. Severance is payable in the same manner and at the same time as Dunkin' Brands' regular payroll, conditioned on the return of a full release of claims by you. "Cause" means fraud; material neglect (other than as a result of illness or disability) of your duties to Dunkin' Brands; conduct that is not in the best interest of, or injurious to, Dunkin Brands; acts of dishonesty in connection with the performance of your duties; or conviction of a felony or crime involving falsehood or moral turpitude. Without our receipt of the full release of claims, you will not be entitled to the aforementioned severance. Code of Conduct Before you make your decision regarding this employment opportunity, you should carefully review the enclosed Code of Conduct that you will be required to adhere to once employed by Dunkin' Brands. As set forth in the Conflict of Interest section, you will be expected to devote your full-time and attention to Dunkin' Brands and not be actively involved in any other business. While you are employed by Dunkin' Brands, the Company will not utilize the services of any business in which you have held an ownership interest. Further, you will have to recuse yourself from any hiring decision involving an employee or former employee of a business in which you have held an ownership interest. Proof of Right to Work This offer is subject to your provision of appropriate documentation to confirm your identity and eligibility to work in the United States, as required by federal immigration law. You will be required to provide to Dunkin' Brands such documentary evidence within (3) business days of your date of hire. Period of Employment Your employment with Dunkin' Brands will be at will, meaning that this offer of employment does not constitute a contract of employment. If employed, you may elect to resign at any time and Dunkin' Brands may elect to terminate your employment at any time for any reason, with or without cause or advance notice. This at will employment relationship cannot be changed by any statement, promise, policy or course of conduct, except by a writing signed by you and an appropriate Company officer. Entire Agreement This offer of employment contains all of the terms of your employment with Dunkin' Brands and supersedes any prior understandings, promises or agreements, whether oral or written, between you and Dunkin' Brands or anyone acting on its behalf. By signing this offer, you represent and warrant that your employment with Dunkin' Brands will not violate any agreements, obligations or understandings that you may have with any third party or prior employer. We are pleased to offer you this position with Dunkin' Brands. To accept the terms above, please sign and date this letter and return it to me no later than Friday, March 9, 2012, otherwise this offer shall be considered null and void. We look forward to your favorable reply.

Ri har Senior Vice President and General Counsel Dunkin' Brands Group, Inc. I ACCEPT HE BOV OFFER OF EMPLOYMENT / Ginger L. GreOry KiLd--cl/t Zo Date cc: Nigel Travis Personnel File